CONFIDENTIAL TREATMENT REQUESTED
[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Revised Payment Terms
Effective June 1, 2016, all orders with Sprint are subject to the terms below:

•	Effective June 1, 2016 through August 30, 2016 Sprint will pay undisputed amounts for services performed during that period within [*] ([*]) days of receipt of Supplier’s invoice.

•	From September 1, 2016 and going forward Sprint will pay undisputed amounts for services performed within [*] ([*]) days of receipt of Supplier’s invoice.
The parties will endeavor to reach [*] ([*]) days terms, provided Sprint can commit to mutually agreeable business terms (eg, increased rates, increased fees, and/or additional seats).
If there are any major changes to Suppliers receivables factoring setup, Supplier will notify Sprint and if within 90 days the parties have not reached a mutually acceptable resolution, the payment terms will revert to a [*] term.
All payments made to Supplier will be via ACH unless Supplier makes a different arrangement with Sprint.
Signed:
Sprint / United Management Company        StarTek, Inc.

/s/ Teri L. Craner-Hallahan        /s/ Chad A. Carlson
Signature of Authorized Representative        Signature of Authorized Representative

Teri L. Craner-Hallahan        Chad Carlson
Printed Name        Printed Name

Sourcing Manager        President & CEO
Title        Title

April 20, 2016        April 22, 2016
Date        Date